Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACT:    Investor Relations

(713) 849-9911

FLOTEK INDUSTRIES ANNOUNCES AGREEMENT WITH BASIN SUPPLY TO

MARKET FLOTEK CHEMICALS AND MEASUREMENT WHILE DRILLING

SERVICES IN KEY INTERNATIONAL MARKETS

HOUSTON, February 28/PRNewswire-FirstCall/ — Flotek Industries, Inc. (“Flotek” or the “Company”) (NYSE: FTK) announced today that the Company has entered into formal Representation Agreements (the “Agreements”) with Basin Supply Corp. (“Basin Supply”), a multinational, energy-focused supply chain management company, to market certain Flotek chemical and downhole tool products and services in select international markets.

“We are excited about the opportunity to work with Basin Supply, a world-class, multinational organization, to expand Flotek’s reach into new international horizons,” said John Chisholm, Flotek’s Chairman and President. “As a partner Basin Supply meets the criteria we have set forth as Flotek’s new paradigm to capture international market share: existing infrastructure, excited customers and exacting integrity. Basin Supply’s reach through its established international locations in the Middle East, Africa, Latin America and the Former Soviet Union provide access to markets Flotek has identified as key to successful international growth. We believe Basin Supply’s relationships with key oil and gas companies in these regions combined with an unwavering ethic will provide meaningful growth opportunities for Flotek in the coming months and years.”

“Basin Supply is pleased to welcome Flotek as a key partner in our oil and gas product and service offerings to our rapidly growing customer base,” said Hans Joseph Rausch, Chief Executive Officer of Basin Supply Corporation. “Flotek’s reputation as an innovator in specialty drilling and completion chemicals is an attribute that every energy supply company seeks in a partner. Combined with the reliability, simplicity and power of Flotek’s Teledrift measurement while drilling tool, Basin Supply believes it has a suite of products and services provided by Flotek that can capture meaningful market share in key global oil and gas markets in the coming months.”

Under the terms of the Agreements Basin Supply will have the right to market Flotek’s chemical products in China, Colombia, Ecuador, India, Iraq, Kuwait, Oman, Peru, Qatar and Russia. Basin Supply will also have the right to market Flotek’s Teledrift product in Colombia, Egypt, Kuwait, Kyrgyzstan, Morocco, Oman, Qatar, and Russia. Such market representation will be exclusive throughout the term of the Agreement, as long as minimum revenue requirements are achieved with exceptions for certain previously existing representation agreements with Flotek.

Basin Supply will receive compensation based on the revenues from each rental or sale as stipulated in the Agreements. In addition, Flotek will provide an annual retainer to Basin Supply to assist with start-up and overhead costs. Up to 80% of the retainer will be credited against the compensation due to Basin Supply. Basin Supply will also be eligible to receive warrants to purchase Flotek common stock upon exceeding certain base and “stretch” sales targets. The total number of warrants that could be issued under the terms of the Agreements is 200,000 per year during the initial four year term of the Agreements. Under the terms of the Agreements the strike price of the warrants would be set at 125% of the Volume Weighted Average Price (“VWAP”) of Flotek’s common stock as of the grant date of the options. The warrants will expire if not exercised within three years of the date of any annual grant.

“We believe the use of Flotek equity as a component of the consideration between Basin Supply and Flotek appropriately aligns the interests of both parties in what we believe will be a long-term, mutually rewarding relationship between our companies,” added Chisholm. “We have worked for nearly a year to ensure that this relationship is in the best interests of all Flotek stakeholders and creates an appropriate incentive to excite Basin Supply to expand Flotek’s reach beyond its current customer base. Basin Supply has already shown its ability to introduce Flotek to key international customers. Our initial conversations with a major Russian oilfield services company could lead to Flotek’s first substantive business in Russia.”

“Basin Supply believes Flotek provides our firm with an opportunity to offer unique products, services and equipment to our customer base that should result in meaningful growth in value for both our organizations,” added Basin Supply’s Rausch. “If we are correct in our assessment of the potential opportunities for Flotek products in these new target markets, we will be very pleased with our decision to accept Flotek equity as part of our compensation. Moreover, Basin Supply believes this compensation structure creates a more durable and cooperative partnership.”

Basin Supply and Flotek are in the process of scheduling initial logistical meetings to begin the implementation process. Basin Supply expects to begin marketing Flotek products immediately.

About Flotek Industries, Inc.

Flotek is a global developer and distributor of innovative specialty chemicals and down-hole drilling and production equipment. Flotek manages automated bulk material handling, loading and blending facilities. It serves major and independent companies in the domestic and international oilfield service industry. Flotek Industries, Inc. is a publicly traded company headquartered in Houston, Texas, and its common shares are traded on the New York Stock Exchange under the ticker symbol “FTK.” For additional information, please visit Flotek’s web site at www.flotekind.com.

About Basin Supply Corporation

Basin Supply Corporation is an integrated supply chain management company founded by a group of international entrepreneurs with decades of experience in the oil & gas industry. The Company is headquartered in Dubai at the Jebel Ali Free Trade Zone with additional offices/affiliates in Houston, Calgary, London, Bogota and across Russia, including Moscow, Ufa, Tomsk and Yuzhno-Sakhalinsk. The Company also has procurement partners in China. For additional information, please visit Basin Supply’s website at www.basinsupply.com.

Forward-Looking Statements:

Certain statements set forth in this Press Release constitute forward-looking statements (within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934) regarding Flotek Industries, Inc.’s business, financial condition, results of operations and prospects. Words such as expects, anticipates, intends, plans, believes, seeks, estimates and similar expressions or variations of such words are intended to identify forward-looking statements, but are not the exclusive means of identifying forward-looking statements in this Press Release.

Although forward-looking statements in this Press Release reflect the good faith judgment of management, such statements can only be based on facts and factors currently known to management. Consequently, forward-looking statements are inherently subject to risks and uncertainties, and actual results and outcomes may differ materially from the results and outcomes discussed in the forward-looking statements. Factors that could cause or contribute to such differences in results and outcomes include, but are not limited to, demand for oil and natural gas drilling services in the areas and markets in which the Company operates, competition, obsolescence of products and services, the Company’s ability to obtain financing to support its operations, environmental and other casualty risks, and the impact of government regulation. Further information about the risks and uncertainties that may impact the Company are set forth in the Company’s most recent filings on Form 10-K (including without limitation in the “Risk Factors” Section) and Form 10-Q, and in the Company’s other SEC filings and publicly available documents. Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this Press Release. The Company undertakes no obligation to revise or update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this Press Release.